UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  January 15, 2016

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed in September 2015, ITT Educational Services, Inc. (the “Company”) received a Civil Investigative Demand (“CID”) from the U.S. Department of Justice (“DOJ”).  The Company believed that the CID was principally related to the Company’s compliance with the U.S. Department of Education’s compensation regulations and likely related to a sealed qui tam action.  On January 15, 2016, the United States District Court for the Middle District of Florida issued an order unsealing the underlying qui tam case, revealing that the DOJ has declined to intervene in the qui tam action.  Accordingly, the DOJ has closed its investigation of the Company.  The court also ordered that the qui tam False Claims Act complaint, which was filed by a former disgruntled employee, be served on defendants ITT Educational Services, Inc. and ITT Technical Institute.  The qui tam False Claims Act complaint alleges, among other things, that the defendants violated the False Claims Act by receiving Title IV federal financial aid in violation of various Title IV rules and regulations, and also asserts a claim of retaliation. The complaint has not been served on the defendants.  The Company vehemently denies the allegations in the qui tam action and intends to vigorously defend itself against those claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2016

ITT Educational Services, Inc.

By: /s/ Ryan L. Roney
       Name: Ryan L. Roney
       Title: Executive Vice President, Chief
                        Administrative and Legal Officer and Secretary

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